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EXHBIT 10.15


                              CONSULTING AGREEMENT


                  This Consulting Agreement (the "Agreement") is dated as of July 30, 2002, by and between NEW VISUAL CORPORATION, a Utah corporation (the "Company"), and ADVISOR ASSOCIATES, INC., a New York corporation (the "Consultant").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company desires to engage the services of the Consultant for the purpose of performing consulting services on behalf of the Company, and the Consultant agrees to perform such services, subject to the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

                  1. RETENTION OF CONSULTANT. The Company hereby retains and engages Consultant, and Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

                  2. TERM. This Agreement shall be for a term commencing on the date hereof and ending on December 31, 2002; provided, however, that the Company may terminate this Agreement at any time upon written notice to Consultant. Upon termination of this Agreement, all rights and duties of the parties toward each other shall cease except as provided in Sections 5(b), 9 and 11 below.

                  3. CONSULTING SERVICES. During the term hereof, Consultant shall provide consulting and advisory services in connection with strategic business planning and related matters (the "Consulting Services"). Consultant shall solely and exclusively determine the methods, details and means of providing the Consulting Services hereunder. The parties hereby acknowledge that Consultant makes no representation or warranty whatsoever that it is a registered broker-dealer or investment advisor or acting in a similar capacity under applicable securities laws.

                  4. DEVOTION OF TIME. Subject to the provisions hereof, during the term of this Agreement, Consultant shall devote such of its time and effort as may be necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term hereof. Notwithstanding anything to the contrary herein contained, Consultant shall not be restricted from engaging in other business activities during the term of this Agreement, and Consultant shall not be required to devote any specified amount of time to the Consulting Services hereunder.

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                  5. COMPENSATION. (a) In full consideration for the Consulting
Services hereunder and the agreement of Consultant in Section 12 below, on the date hereof, the Company shall issue and deliver to Consultant 350,000 restricted shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), and a Warrant to purchase an aggregate of 1,000,000 shares of the Company's Common Stock, par value $0.001 per share, at an exercise price of $0.75 per share (the "Warrant"). The Warrant shall be in the form of Exhibit A annexed hereto. The Shares and Warrant shall be deemed fully earned as of the date hereof, and shall not be subject to or conditioned upon any event or circumstance whatsoever.

                  (b) In addition, the Company shall pay and reimburse Consultant for all reasonable out-of-pocket expenses incurred in connection with providing the Consulting Services hereunder. Expenses in excess of $5,000 must be approved in advance by the Chief Executive Officer or a Vice President of the Company.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Consultant that:

                  (a) The Company has the full power and authority to execute, deliver and perform the terms and provisions of this Agreement, including without limitation, the issuance and delivery of the Shares, Warrant and/or Warrant Shares (as hereinafter defined). This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (b) Neither the execution, delivery or performance by the Company of this Agreement and the Shares, the Warrant and/or Warrant Shares, nor compliance by the Company with the terms and provisions hereof or thereof, will:
(i) materially contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (ii) materially conflict with or result in a material breach of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Company is a party or by which any of its property or assets is bound or may be subject; or (iii) violate any provision of the Articles of Incorporation or Bylaws (or similar organizational documents) of the Company.

                  (c) The Shares are, and all of the shares of Common Stock issuable to Consultant upon exercise of the Warrant will be, validly issued, fully paid and non-assessable.

                  7. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant hereby represents and warrants to the Company that:

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                  (a) Consultant has the full power and authority to execute, deliver and perform the terms and provisions of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Consultant enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  (b) Neither the execution, delivery or performance by Consultant of this Agreement, nor compliance by Consultant with the terms and provisions hereof, will: (i) materially contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (ii) materially conflict with or result in a material breach of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of the property or assets of Consultant pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Consultant is a party or by which any of its property or assets is bound or may be subject; or (iii) violate any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of Consultant.

                  8. INVESTMENT REPRESENTATIONS. (a) The Company represents that it is current in the filing of the periodic reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  (b) Consultant represents and warrants as follows:

                           (i) Consultant is an "accredited investor," as
                  defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                           (ii) Consultant is acquiring the Shares, the Warrant
                  and Warrant Shares for its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Shares, the Warrant or Warrant Shares.

                           (iii) Consultant has the financial ability to bear
                  the economic risk of its investment in the Company (including its possible loss), has adequate means of providing for its current needs and personal contingencies and has no need, and anticipates no need in the foreseeable future for liquidity with respect to its investment in the Company. In addition, Consultant has sufficient net worth to sustain a loss of its entire investment should such a loss occur.

                           (iv) Consultant has such knowledge and experience in
                  financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, the Warrant and Warrant Shares.

                  9. INDEMNIFICATION. (a) The Company hereby agrees to indemnify and hold harmless Consultant and its directors, officers, employees and/or affiliates against any and all losses, claims, damages obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise),


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including, without limitation, the reasonable costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, proceeding or investigation (whether or not in connection with litigation to which the Consultant is a party) (collectively, the "Liabilities") arising out of or in connection with the Consulting Services or the willful misconduct or gross negligence of the Company, or the violation in any material respect of applicable federal or state securities laws by the Company with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this provision shall not apply to any Liabilities to the extent found by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or violation in any material respect of applicable federal or state securities laws, of Consultant to the extent set forth in Section 9(b) hereof.

                  (b) Consultant hereby agrees to indemnify and hold harmless the Company and its directors, officers, employees and/or affiliates against any and all Liabilities arising out of or in connection with the violation in any material respect of applicable federal or state securities laws by Consultant arising out of or in connection with the Consulting Services hereunder or with respect to any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated, or necessary to make the statements made, in light of the circumstances under which they were made, not misleading, but only if and to the extent that such untrue statement or alleged untrue statement of a material fact or the omission was made in reliance upon information furnished in writing by Consultant specifically for inclusion in any registration statement, prospectus or any amendment or supplement thereto in connection with any underwritten public offering involving the Company; PROVIDED, HOWEVER, that this provision shall not apply to any Liabilities to the extent found by a court of competent jurisdiction to have resulted from the willful misconduct, gross negligence or violation in any material respect of applicable federal or state securities laws, of the Company to the extent set forth in Section 9(a) hereof.

                  (c) Each party entitled to indemnification under this Agreement (the "Indemnified Party"), shall give notice to the party required to provide indemnification hereunder (the "Indemnifying Party") with reasonable promptness after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9. Upon receipt of such notice, the Indemnifying Party shall conduct the defense of such claim or any litigation resulting therefrom. The Indemnified Party may, however, participate in such defense at such Indemnified Party's sole expense. The Indemnified Party shall furnish such information regarding the claim in question as the Indemnifying Party may reasonably request in writing in connection with the defense of any such claim and litigation resulting therefrom.

                  (d) The provisions of this Section 9 shall survive any termination of this Agreement.

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                  10. INDEPENDENT CONTRACTORS. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer or employee. Except as otherwise expressly provided herein, Consultant acknowledges that it is not an officer, director or agent of the Company, it is not and will not be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company, nor to exercise any dominating influence over its management. Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit Company in any manner except when a commitment has been specifically authorized in writing by the Company. The parties hereto acknowledge that Consultant shall be engaged solely on an independent contractor basis hereunder.

                  11. MISCELLANEOUS PROVISIONS.

                  (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each of the parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York and agrees that service of process may be made in any manner acceptable for use in the courts of the State of New York.

                  (b) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties and merges and supersedes any prior understandings or agreements, whether written or oral. The provisions of this Agreement shall be amended or waived only with the written consent of both parties hereto.

                  (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns.

                  (d) NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery, if delivered by hand, or one (1) business day after the date sent by nationally recognized overnight courier service, email or facsimile transmission, or five (5) business days after the date sent by registered or certified mail, return receipt requested, postage prepaid, addressed in each case, to the following addresses:

                           a.       if to the Company, to:
                                    5920 Friars Road
                                    Suite 104
                                    San Diego, California  92108
                                    Facsimile:  (619) 718-7446

                           b.       if to Consultant, to:
                                    1575 45th Street
                                    Brooklyn New York  11219
                                    Attention:  Isaac Winehouse, President
                                    Facsimile: ( 718) 972-8141

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                  (e) ASSIGNABILITY. Neither this Agreement nor any right,
remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Consultant without the prior written consent of the other party hereto.

                  (f) SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof

                  (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                  (h) SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the Shares, the Warrant and/or Warrant Shares are unique and not otherwise available, and that, in addition to any other remedies, Consultant may elect, at its sole option, to invoke any equitable remedies to enforce delivery of the Shares, the Warrant and/or Warrant Shares hereunder. In addition, the parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages in the event of a breach of this Agreement. Accordingly, if the Company commits a breach of any of the provisions of this Agreement, then the Consultant shall have the right to seek and receive a temporary restraining order, injunction or other equitable remedy, including without limitation, the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction.

                  12. CANCELLATION OF OUTSTANDING WARRANTS. The parties acknowledge that Consultant is the holder of warrant certificates issued by the Company entitling the holder thereof to purchase 500,000 shares of the Company's Common Stock at an exercise price of $2.50 per share, 250,000 shares of the Company's Common Stock at an exercise price of $5.00 per share, and 250,000 shares of the Company's Common Stock at an exercise price of $10.00 per share (collectively, the "Old Warrants"). In consideration of the mutual covenants of the parties herein and the grant of the Warrant, the Old Warrants are hereby cancelled immediately and are no longer exercisable, transferable or in effect for any pupose.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           NEW VISUAL CORPORATION


                                           By: /s/ Thomas J. Cooper
                                               Name:  Thomas J. Cooper
                                               Title: CEO

                                           ADVISOR ASSOCIATES, INC.


                                           By:
                                              ----------------------------------
                                                 Issac Winehouse, President

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